EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ampco-Pittsburgh Corporation

Carnegie, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-222626), Form S-8 (No. 333-174269 and No. 333-211242), and Form S-1 (No. 333-239446) of Ampco-Pittsburgh Corporation of our report dated March 26, 2021, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Pittsburgh, Pennsylvania

March 26, 2021